UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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MagStar Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGSTAR TECHNOLOGIES, INC.
410 Eleventh Avenue South
Hopkins, Minnesota 55343

April 13, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of MagStar Technologies, Inc. The meeting will be held on Friday, June 4, 2004, at 1:00 p.m. local time at the offices of MagStar, 410 Eleventh Avenue South, Hopkins, Minnesota 55343. We suggest that you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

We hope you will be able to attend the Annual Meeting. However, whether or not you plan to attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

Very truly yours,

James L. Reissner
CHIEF EXECUTIVE OFFICER

MAGSTAR TECHNOLOGIES, INC.

410 ELEVENTH AVENUE SOUTH
HOPKINS, MINNESOTA 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 4, 2004

TO THE SHAREHOLDERS OF MAGSTAR TECHNOLOGIES, INC.:

The Annual Meeting of Shareholders of MagStar Technologies, Inc. will be held on Friday, June 4, 2004, at 1:00 p.m. local time at the offices of MagStar, 410 Eleventh Avenue South, Hopkins, Minnesota 55343, for the following purposes:

1.                To elect three directors to hold office until our next Annual Meeting of Shareholders or until their successors are elected and qualified.

2.                To ratify the appointment of Virchow, Krause & Company, LLP, certified public accountants, as MagStar’s independent auditors for the year ending December 31, 2004.

3.                To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

Only shareholders of record as shown on the books of MagStar at the close of business on April 13, 2004 will be entitled to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

James L. Reissner
SECRETARY

April 13, 2004

MAGSTAR TECHNOLOGIES, INC.
410 ELEVENTH AVENUE SOUTH
HOPKINS, MINNESOTA 55343
(952) 935-6921

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
JUNE 4, 2004

INTRODUCTION

The 2004 Annual Meeting of Shareholders of MagStar Technologies, Inc. (the “Company”) will be held on Friday, June 4, 2004, at 1:00 p.m. local time at the offices of MagStar, 410 Eleventh Avenue South, Hopkins, Minnesota 55343, or at any adjournments thereof (the “Annual Meeting”), for the purposes set forth in the Notice of Meeting.

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of shares entitled to vote, will be borne by MagStar. Directors, officers and employees of MagStar may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of shares entitled to vote. This Proxy Statement, the Proxy and the Notice of Meeting are being mailed to shareholders on or about April 19, 2004.

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by: (i) giving notice of such revocation to the Secretary of MagStar prior to the Annual Meeting, or by appearing at the Annual Meeting and giving written notice of revocation to the Secretary of MagStar prior to use of the proxy; (ii) filing a duly executed proxy bearing a later date with the Secretary of MagStar; or (iii) appearing at the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Signed proxies on which no specification is made will be voted in favor of the nominees for director listed in this Proxy Statement and for the other proposals in the Notice of Annual Meeting.

VOTING OF SHARES

Only holders of our Company’s Common Stock, par value $.1875 per share (the “Common Stock”), and Series A Convertible Preferred Stock, par value $.1875 per share (the “Series A Preferred Stock”), of record at the close of business on April 13, 2004 will be entitled to vote at the Annual Meeting. On April 1, 2004, MagStar had 9,040,173 outstanding shares of Common Stock and 1,000,000 outstanding shares of Series A Preferred Stock.

Each holder of shares of our Common Stock is entitled to one vote for each share held, and each holder of shares of our Series A Preferred Stock is entitled to one vote for each share of Common Stock into which each such share of Series A Preferred Stock is convertible as of April 13, 2004. As of April 13, 2004, each share of Series A Preferred Stock was convertible into one share of Common Stock.

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, on an as-if-converted to Common Stock basis, entitled to vote at the Annual Meeting is required for a quorum for the transaction of business at the Annual Meeting. Therefore, 5,020,087 shares (on an as-if-converted to Common Stock basis) must be present for the conduct of business at the Annual Meeting.

In general, shares of Common Stock represented by a properly signed and returned Proxy Card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a broker non-vote on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote). Shares represented by a Proxy Card which includes any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a Proxy Card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter and thus will be counted as votes against that matter.

PRINCIPAL SHAREHOLDERS AND BENEFICIAL
OWNERSHIP OF MANAGEMENT

The following table sets forth information known to the Company with respect to the beneficial ownership of each class of the Company’s capital stock as of March 14, 2004 for (1) each person known by the Company to beneficially own more than 5% of any class of the Company’s voting securities, (2) each of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation,” (3) each of the Company’s directors and (4) all of the Company’s executive officers and directors as a group. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Company’s capital stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws where applicable.

							Common Stock and Common	Percent of Total
	Common Stock			Series A Preferred Stock			Stock	Voting
Name	Number		Percent	Number		Percent	Equivalents	Power
Perkins Capital Management 730 East Lake Street Wayzata, MN 55391-1769	1,039,465	(3)	11.4%	—		0.0%	1,039,465	10.3%
Activar, Inc. 7808 Creekridge Circle Suite 200 Minneapolis, MN 55439	2,187,500	(4)	24.2%	625,000	(4)	62.5%	2,812,500	28.0%
Richard F. McNamara 7808 Creekridge Circle Suite 200 Minneapolis, MN 55439	2,470,833	(5)	26.5%	625,000	(5)	62.5%	3,095,833	29.9%
James L. Reissner 7808 Creekridge Circle Suite 200 Minneapolis, MN 55439	3,095,833	(6)	34.1%	875,000	(6)	87.5%	3,970,833	39.4%
Michael J. Tate 410 11th Avenue South Hopkins, MN 55343	783,403	(7)	8.6%	125,000		12.5%	908,403	9.0%
All executive officers and directors as a group (4 persons)	4,162,569	(8)	43.6%	1,000,000		100.0%	5,162,569	48.9%

(1)          As of March 14, 2004, unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)          Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(3)          According to a Schedule 13G/A, dated February 4, 2004, as filed with the Securities and Exchange Commission, Perkins Capital Management, Inc. has sole voting power with respect to 85,834 of such shares, and sole dispositive power over all such shares.

(4)          Activar, Inc. has shared dispositive and voting power with respect to such shares.

(5)          Includes 50,000 shares of common stock that Mr. McNamara has the right to acquire within 60 days upon the exercise of options and 250,000 shares of common stock that Mr. McNamara has the right to acquire within 60 days upon the exercise of warrants. Includes 2,187,500 shares held by Activar, Inc., with respect to which Mr. McNamara has shared dispositive and voting power.

(6)          Includes 50,000 shares of common stock that Mr. Reissner has the right to acquire within 60 days upon the exercise of options. Includes 2,187,500 shares held by Activar, Inc., with respect to which Mr. Reissner has shared dispositive and voting power.

(7)          Includes 106,058 shares of common stock that Mr. Tate has the right to acquire within 60 days upon the exercise of options.

(8)          Includes an aggregate of 261,500 shares of common stock and 250,000 shares of common stock that executive officers and directors have the right to acquire within 60 days upon the exercise of options and warrants, respectively.

ELECTION OF DIRECTORS
(Proposal No. 1)

Introduction

MagStar’s ByLaws provide that the Board of Directors shall consist of not less than three nor more than fifteen members, as determined from time to time by a  2/3 vote of the Board. The Board has set its size at three and has nominated the three persons listed below to serve as our directors for the specified term. Each director is elected annually for a term of one year or until his or her successor is elected, or until his or her earlier resignation, removal from office, death or incapacity.

Nomination

The Board of Directors has nominated Richard F. McNamara, James L. Reissner and Michael J. Tate (the “Nominees”) to serve as directors of MagStar and to hold such positions until their successors are elected at the 2005 annual meeting of our shareholders. All of the nominees for director are currently members of our Board. The Board recommends that each of the Nominees be elected to serve as a director of MagStar.

Information about each Director Nominee

The following table sets forth certain information, as of March 25, 2004, which has been furnished to us by each Director Nominee.

Name	Age	Position
Richard F. McNamara	71	Chairman of the Board and Director
James L. Reissner	64	Director, Chief Executive Officer, President, and Secretary
Michael J. Tate	65	Director, former President, Chief Executive Officer and Chief Financial Officer

Mr. McNamara has served as Chairman of the Board and as a director of the Company since October 2000. Since 1978, Mr. McNamara has been the owner of Activar, Inc., a company that operates as sixteen manufacturing divisions. Mr. McNamara has been a director of various other companies including Rimage Corporation and TCF Financial Corporation and is a member of the University of Minnesota Board of Regents.

Mr. Reissner was elected CEO in September 2001 and has served as Secretary of the Company and as a director since October 2000. He also served as Chief Financial Officer from September 2001 to March 2002. Mr. Reissner became President of the Company in October 2002. Mr. Reissner has been President of Activar, Inc. since January 1996 and served as Chief Financial Officer of Activar from 1992 until becoming President. Mr. Reissner is a director of several other companies, including the Chairman of the Board of Rimage Corporation and a member of the Board of Winland Electronics.

Mr. Tate retired as Chief Executive Officer, President and Chief Financial Officer of the Company in September 2001. He has been a director of the Company since April 1998. During 1999, another individual was Chief Financial Officer until he resigned that position in December 1999 at which time Mr. Tate, again, became Chief Financial Officer. Previously, he served as Vice President/Chief Operating Officer of Minnesota Valley Engineering from August 1996 until joining the Company.

Information about the Board and its Committees

Standing committees of the Board of Directors include the Audit Committee, the Compensation and Benefits Committee and the Nominating Committee.

The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to the accounting, auditing, operating and reporting practices of MagStar. The Audit Committee reviews our annual financial statements, the selection and work of our independent accountants and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is not required to have a written charter and we have not yet chosen to adopt such a charter. The members of the Audit Committee are Messrs. Reissner and Tate. Because Mr. Reissner is an executive officer of MagStar and Mr. Tate has been an executive officer of MagStar within the past three years, the members of the Audit Committee would not be considered independent for purposes of the listing standards of the NASDAQ Stock Market. The Board of Directors has reviewed the education, experience and other relevant qualifications of Mr. Tate and has determined that Mr. Tate meets the Securities and Exchange Commission definition of an “audit committee financial expert.” The Audit Committee met 3 times in 2003.

The Compensation and Benefits Committee reviews general programs of compensation and benefits for all our employees, reviews salary levels, bonuses and other forms of compensation paid to our officers, makes recommendations to the Board concerning such compensation and administers our stock-based employee benefit plans. The members of the Compensation and Benefits Committee are Messrs. McNamara, Reissner and Tate. The Compensation and Benefits Committee does not have a charter and did not meet in 2003.

The Nominating Committee identifies, evaluates and nominates persons for election to the Board and makes recommendations to the Board with respect to such persons. The Nominating Committee will consider nominees recommended by shareholders if submitted in writing to our Secretary at our principal office address specified at the beginning of the first page of this Proxy Statement. The Nominating Committee does not have a charter or a policy or formal process with regard to the consideration of any director candidates recommended by shareholders. The Board of Directors believes that any candidate for director, whether proposed by shareholders or by the Board on its own initiative, should be considered on the basis of all factors relevant to the needs of the Company and the credentials of the candidate at the time the candidate is proposed. Accordingly, the Board does not believe that a policy with respect to the consideration of candidates for director is necessary. All directors who are not MagStar employees are members of the Nominating Committee. The current members of this Committee are Messrs McNamara, Reissner and Tate. The Nominating Committee did not meet in 2003.

Our Board of Directors met in formal meetings 3 times during 2003 and took action pursuant to unanimous written consent resolutions 8 times during 2003. James L. Reissner attended 100% of the meetings of our Board of Directors in 2002, Richard F. McNamara attended 33% of the meetings of our Board of Directors in 2003, and Michael J. Tate attended 66% of the meetings of our Board of Directors in 2003.

Shareholders may send communications to any member or members of the Board in writing to MagStar Technologies, Inc., 410 11th Avenue South, Hopkins, Minnesota 55343, Attention: Secretary.

The Company encourages members of its Board to attend annual meetings of shareholders. All of the members of the Board attended the Annual Meeting of Shareholders held in 2003.

7

Director Compensation

Our directors received no compensation for serving as directors or for meetings attended in 2003.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate this proxy statement or future filings with the Securities Exchange Commission (the “SEC”), in whole or in part, the following report will not be deemed to be incorporated by reference into any such filing.

Review of Magstar’s Audited Financial Statements for the Fiscal Year Ended December 31, 2003

The members of our Audit Committee at separate meetings reviewed and discussed MagStar’s audited financial statements for the fiscal year ended December 31, 2003 with MagStar’s management. The members of the Audit Committee also discussed with Virchow, Krause & Company, LLP, MagStar’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from Virchow, Krause & Company, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the members of the Audit Committee have discussed the independence of Virchow, Krause & Company, LLP with them.

Based on the review and discussions noted above, the members of the Audit Committee recommended to our Board of Directors that MagStar’s audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the SEC.

Audit Committee
James L. Reissner
Michael J. Tate

Executive Officers and Significant Employees of the Company

The executive officers of the Company and their respective ages and offices held as of March 14, 2004, are as follows:

Name (age)	Position(s) with the Company
James L. Reissner (64)	Chief Executive Officer, President, and Secretary
Joseph A. Petrich (43)	Treasurer and Chief Financial Officer

See “Information about each Director Nominee” above for certain information regarding Mr. Reissner.

Mr. Petrich has served as Treasurer and Chief Financial Officer since March 2002. Mr. Petrich also serves as General Manager of the Activar Plastics Group, a subdivision of Activar, Inc. The Activar Plastics Group includes Seelye Plastics, Eiler Plastics, Circuit Chemistry, and Afton Plastics. He joined Seelye Plastics as Operations Manager in 1997 and became General Manager in 1998. Prior to joining Seelye, Mr. Petrich was a controller for Frank W. Griswold and Companies from 1980 through 1994. He has served as General Manger/Vice President of Sentry Technologies and Sentry Metal Forming from 1994 through 1995, and served as Chief Financial Officer for Famous Dave’s of America from 1995 through 1996. Mr. Petrich is a graduate from Bethel College with a business management degree.

Executive officers are elected annually and serve at the discretion of the Board of Directors.

The Company also believes that the following persons, who are not executive officers or employees of the Company but who are assisting the Company at the request of Activar, Inc., the largest shareholder of the Company, may make a significant contribution to the business of the Company.

Kirby Bayerle (51) was appointed as Vice President—Sales and Marketing of the Company in September 2002. Mr. Bayerle is the General Manager of the Activar Construction Products Group, a subdivision of Activar, Inc. The Activar Construction Products Group includes JL Industries, Hiawatha Inc., Samson Products, Air Louvers, Inc., Thomas Industries, and Aztec Inc. Mr. Bayerle has served in this capacity since 2003. Mr. Bayerle had served as General Manager of JL Industries, Hiawatha, and Aztec and Vice President of Sales and Marketing for Air Louvers Inc. and Samson Products since 1996. Mr. Bayerle has been with Activar Inc. since 1978 and is a graduate of the University of Minnesota with a degree in Business Administration and Economics.

Duane Bryngelson (42) was appointed Vice President—Operations of the Company in September 2002. Mr. Bryngelson is the General Manager of Bending Technologies and Comfort Ride, members of the Activar group. Mr. Bryngelson joined Bending Technologies in 1995 as the Director of Operations and took over as Director of Sales as well in 1997, before receiving his current and continuing role as General Manager in 1998. Mr. Bryngelson served as President of D & D Technical Design from 1991 to 1993 before joining Bending Technologies.  Prior to his tenure at D & D Technical Design, Mr. Bryngelson served as the Machine Shop Manager at Harmony Engineering from 1983 to 1991.

Executive Compensation and Other Benefits

The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Company’s Chief Executive Officer and executive officers of the Company who received or earned cash and non-cash salary and bonus of more than $100,000 for the fiscal year ended December 31, 2003.

Summary Compensation Table

	Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary($)	Securities Underlying Options(#)	All Other Compensation($)
James L. Reissner(1)	2003	0	0	0
Chief Executive Officer, President and	2002	0	50,000	0
former Chief Financial Officer	2001	0	0	0

(1)          Mr. Reissner became Chief Executive Officer and Chief Financial Officer in September 2001, and President in October 2002. Mr. Reissner served as Chief Financial Officer until March 2002.

Option Grants

No options to purchase Common Stock of the Company were granted to the named executive officers of the Company during the fiscal year ended December 31, 2003.

Option Exercises and Values of Unexercised Options

The following table sets forth information regarding options to purchase Common Stock of the Company exercised by the named executive officers of the Company during the fiscal year ended December 31, 2003 and the number and value of unexercised options held by them at that date.

Option Exercises During Fiscal Year Ended December 31, 2003 and
Fiscal Year End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Unexercised Options At FY-end (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at FY-end ($) Exercisable/ Unexercisable(1)
James L. Reissner	0	0	33,333 / 16,667	$22,333 / $11,167

(1)          These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company’s Common Stock on December 31, 2003. The last reported sale on the OTC Bulletin Board on that date was at $0.67. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Change in Control Arrangements

Under our 2001 Stock Option Plan (the “Plan”), in the event a “change in control” of MagStar occurs, then, if approved by our Board of Directors or Committee of the Board which administers the Plan, all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such Options have been granted remains in the employ or service of MagStar or any subsidiary. In addition, the Board or Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding Options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the Options.

To the extent that such acceleration of the vesting of the Options would constitute a “parachute payment” (as defined in the Internal Revenue Code of 1986, as amended (the “Code”)), then, pursuant to the Plan, such acceleration will be modified to such extent that the participant will not be subject to the excise tax imposed by Section 4999 of the Code.

For purposes of the Plan, a “change in control” of MagStar will be deemed to have occurred upon, among other things, (i) the sale, lease, exchange or other transfer of substantially all of the assets of MagStar to an entity that is not controlled by MagStar, (ii) the approval by the shareholders of MagStar of any plan or proposal for the liquidation or dissolution of MagStar; (iii) any person, other than a Grandfathered Shareholder, as such term is defined in the Plan, becoming the beneficial owner of 20% or more of the combined voting power of MagStar’s outstanding securities without the prior approval of the then current Board; (iv) any person becoming the beneficial owner of 50% or more of the combined voting power of MagStar’s outstanding securities; (v) a merger or consolidation to which MagStar is a party if, after such merger or consolidation, MagStar’s shareholders do not beneficially own more than 50% of the combined voting power of the surviving corporation’s outstanding voting securities; or (vi) a change in the composition of the Board such that the individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board) or such that the change would be required to be reported under the Securities Exchange Act of 1934, as amended.

Certain Relationships and Related Transactions

On March 21, 2001, the Company entered into two Master Equipment Lease Agreements with Activar Properties, Inc. (“Lessor”), an affiliate of Activar, Inc. Under these agreements, the Company leased two sets of equipment for terms of 61 months and 25 months, respectively, for monthly payments of $30,279 and $17,399, respectively. The Lessor assigned its rights under these leases to its bank. Proceeds from the sale were used to pay off a promissory note in the principal amount of $1,027,000 plus accrued interest due under the Company’s bank credit agreement and to pay off $540,034 owed to Activar, Inc. for equipment purchases. On January 1, 2003, the Company amended its equipment lease reducing the payments to $45,646 for a term of 60 months. The Company believes that the terms and conditions of these agreements are substantially the same as the terms and conditions on which it could have leased similar equipment from an unaffiliated third party.

Since 2001, the Company has borrowed monies from Activar, Inc. to fund operations. These loans are due on demand and accrued interest at 10% through September 2002, at which time the interest rate was lowered to 6%. This lending arrangement was converted into a revolving credit arrangement with Richard F. McNamara and affiliates on January 1, 2003 with interest remaining at 6%. The Company believes that the terms and conditions of the promissory notes given to Activar are at least as favorable as the terms and conditions on which the Company could have obtained credit from an unaffiliated third party. At December 31, 2003, the Company had drawn $4,755,776 with this arrangement.

On January 21, 2002, the Company borrowed $500,000 from Richard F. McNamara, a director, Chairman and major shareholder of the Company, on a term note bearing interest at 12%. The interest rate was lowered to 8% in October 2002. Interest is payable monthly, with the principal balance due and payable on January 10, 2005. Mr. McNamara received warrants for the purchase of 250,000 shares of Common Stock of the Company. Proceeds from this note were used to pay off $400,000 in debentures, which had been issued in 1998 and 1999 and accrued interest thereon. The Company believes that the terms and conditions of this financing are substantially the same as the terms and conditions on which the Company could have obtained similar credit from an unaffiliated third party.

On February 25, 2003, MagStar Technologies, Inc. sold and leased back its headquarters and manufacturing facility in Hopkins, Minnesota. The purchaser was Hopkins Eleventh Avenue LLC (“Eleventh Avenue”), a wholly owned subsidiary of Activar Properties, Inc., which in turn is wholly owned by Mr. McNamara. The purchase price for the building and property was $3,700,000. The Company entered into a 6.5-year gross lease with Eleventh Avenue for the building and property at a monthly cost of $34,000 increasing to $44,436 per month. The proceeds of $1,001,397 realized by the Company in the transaction were applied to reduce the Company’s debt to Activar Properties, Inc. and affiliates. The Company’s outstanding balance to Activar Properties, Inc. and other affiliates of Mr. McNamara was approximately $5,512,918 as of February 28, 2003. James L. Reissner, the President of Activar Properties, Inc., is also a director and shareholder of the Company. The Board of Directors of the Company authorized the transaction in order to reduce the indebtedness of the Company, provide working capital and improve cash flow. The transaction with Eleventh Avenue was determined to be on better terms than could be obtained by the Company directly from unaffiliated financing sources. The purchase price was based upon an independent appraisal of the value of the property and building obtained by the bank which provided financing to Eleventh Avenue in connection with the transaction.

Vote Required

Proxies can only be voted for the number of persons named as nominees in this Proxy Statement. Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock, on an as-if-converted to Common Stock basis, voting in person or by proxy for directors at the Annual Meeting, voting together as a single class.

Board of Directors Recommendation

The Board recommends a vote FOR the election of Richard F. McNamara, James L. Reissner and Michael J. Tate. In the absence of other instructions, the proxies will be voted FOR those nominees. While the Board has no reason to believe that any of the named nominees will not be available to serve as a director, should such a situation arise prior to the Annual Meeting, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board. Alternatively, the proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 2)

Proposal

The Board of Directors has appointed Virchow, Krause & Company, LLP (“Virchow”), independent certified public accountants, as our auditors for the year ending December 31, 2004. Virchow has acted as auditors for the Company since their appointment took effect on January 17, 2001. If the shareholders do not ratify the appointment of Virchow, another firm of independent auditors may be considered by the Board of Directors. Representatives of Virchow will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The following table sets forth fees for services provided by Virchow during fiscal years 2003 and 2002:

	2003	2002
Audit Fees(1)	$30,400	$29,000
Audit-Related Fees	$—	$—
Tax Fees(2)	$13,335	$10,500
All Other Fees	$—	$—
	$43,735	$39,500

(1)          Audit fees are fees for services in connection with the audit of annual financial statements and review of quarterly financial statements and related services provided in connection with filings with the Securities and Exchange Commission.

(2)          Tax fees are fees for services in connection with the preparation of federal and state tax returns.

The audit committee meets prior to filing of any Quarterly Report on Form 10-QSB, or Annual Report on Form 10-KSB to approve those filings. In addition, the committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work. Approximately 95% of all fees paid to our independent auditors are pre-approved by the audit committee.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of shares of Common Stock and Series A Preferred Stock (on an as-if-converted to Common Stock basis) present and entitled to vote in person or by proxy on this proposal at the Annual Meeting, and the affirmative vote of at least a majority of the minimum number of votes necessary for a quorum at the Annual Meeting.

Board of Directors Recommendation

The Board recommends a vote FOR ratification of the appointment of Virchow as auditors of MagStar for the year ending December 31, 2004. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of the appointment of Virchow.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of the Company and all persons who beneficially own more than 10% of the outstanding shares of Common Stock of the Company to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such reports furnished to the Company and upon other information known to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of the Company’s outstanding shares of Common Stock were complied with during the fiscal year ended December 31, 2003, except that Kirby Bayerle, Vice President—Sales and Marketing of the Company, Duane Bryngelson, Vice President—Operations of the Company, and Jacqueline R. Millner, Controller of the Company, were delinquent in filing statements on Form 3 upon being appointed to such offices, and Messrs Bayerle and Bryngelson and Joseph A. Petrich, Treasurer and Chief Financial Officer of the Company, were delinquent in filing statements on Form 4 to report the receipt of options.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by us on or before December 22, 2004 and must satisfy the requirements of the proxy rules promulgated by the SEC.

A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by March 5, 2005. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

We know of no business which will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

ANNUAL REPORT ON FORM 10-KSB

With this Proxy Statement, we are providing to each person who was a MagStar shareholder on April 13, 2004 a copy of our Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission, including our financial statements for the year ended December 31, 2003, but excluding the exhibits thereto. We will provide copies of such exhibits upon request by shareholders subject, at the Company’s discretion, to payment of a reasonable fee to cover the cost of reproduction and postage. Requests for copies of such exhibits may be made to MagStar Technologies, Inc., 410 11th Avenue South, Hopkins, Minnesota 55343, Attention: Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

James L. Reissner
Secretary

Minneapolis, Minnesota
April 13, 2004

MAGSTAR TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints RICHARD F. MCNAMARA and JAMES L. REISSNER, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of MagStar Technologies, Inc. held of record by the undersigned on April 13, 2004, at the Annual Meeting of Shareholders to be held on June 4, 2004, and at any adjournments thereof.

(PLEASE VOTE AND SIGN ON THE OTHER SIDE)

1. ELECTION OF DIRECTORS

☐	FOR all nominees listed below	☐	WITHHOLD authority to vote for all
	(EXCEPT AS MARKED TO THE		nominees below
CONTRARY BELOW)

Nominees: Richard F. McNamara	James L. Reissner	Michael J. Tate

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME.)

2. PROPOSAL TO RATIFY THE SELECTION OF VIRCHOW, KRAUSE & COMPANY, LLP AS INDEPENDENT AUDITORS OF MAGSTAR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature___________________	Date: _____, 2004	If held jointly_________________	Date: ______, 2004

NOTE:                            Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.